UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 30, 2006

PAINCARE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Florida	1-14160	06-1110906
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1030 N. Orange Avenue, Ste. 105, Orlando, Florida	32801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (407) 367-0944

Registrant’s facsimile number, including area code: (407) 367-0950

Registrant’s Website address:  www.paincareholdings.com

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

Other Matters

On January 30, 2006, PainCare Holdings, Inc. (the “Company”) and a group of accredited investors closed a private placement of 3,305,033 shares of the Company's common stock at a purchase price of $3.10 per share, for gross proceeds of approximately $10,245,602.  In addition, the private placement investors were granted warrants to purchase up to an additional 1,349,884 shares of common stock at $3.45 per share.  The warrants will expire the later of 90 days after the effective date of a resale registration statement covering the shares of common stock or eighteen months from the date of closing, provided, that the expiration date shall be extended the number of days during such period in which (a) trading in the Company’s common stock is suspended in the principal stock market in which the shares of common stock are listed, or (b) following the effective date of the resale registration statement, the registration is not effective or the prospectus included in the registration statement may not be used by the investors for resale.  The warrants may be redeemed at the Company’s option until the later of six months from the date of issuance and three months after the effective date of the resale registration statement, on a date fixed by the Company for redemption, which redemption date shall not be less than 20 days after the mailing of a notice of redemption, at a redemption price of $0.01 per warrant, provided the closing sale price of the Company’s common stock shall exceed 150% of the exercise price of the warrant for a period of 20 consecutive trading days in any 30 day period ending no more than 15 days prior to the date of the notice of redemption.  The Company’s right to redeem the warrants shall be ineffective if at any time during the period commencing when the Company provides notice of redemption and ending on the redemption date, the resale registration statement ceases to remain effective.

The Company has agreed to file a registration statement with the U.S. Securities and Exchange Commission within 30 days of the closing for the purposes of registering the resale of the shares of common stock (including shares into which the warrants are exercisable) issued in the private placement. First Albany Capital acted as exclusive placement agent for the Company in connection with the financing.

The shares and warrants were issued to the investors without registration under the Securities Act of 1933 based upon exemptions from registration provided under Section 4(2) of the Act and Regulation D promulgated thereunder.  The issuances did not involve any public offering; no general solicitation or general advertising was used in connection with the offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: February 2, 2006

PAINCARE HOLDINGS, INC.

BY:

/s/ RANDY LUBINSKY

Chief Executive Officer and Director